                                                    Three months ended                           Six months ended
                                                       September 30,                               September 30,
                                                  1996               1995                    1996                1995
                                            ---------------    ---------------          ---------------    ---------------
Net income as reported. . . . . . . . . . .       $672,000           $445,000               $1,257,000           $923,000
                                            ===============    ===============          ===============    ===============

PRIMARY:
  Common and common equivalent shares
  outstanding:
    Weighted average number of common
      shares outstanding. . . . . . . . .        3,104,188          3,075,848                3,102,998          3,075,348
    Common stock equivalents from options
      computed on the treasury-stock method
      using the average fair market value
      of common stock during the period . .        144,671            167,832                  142,934            162,384
                                            ---------------    ---------------          ---------------    ---------------
    Shares used in the computation. . . . .      3,248,859          3,243,680                3,245,932          3,237,732
                                            ===============    ===============          ===============    ===============

  Primary net income per share. . . . . . .        $0.21              $0.14                    $0.39              $0.29
                                            ===============    ===============          ===============    ===============


FULLY DILUTED:
  Common and common equivalent shares
  outstanding:
    Weighted average number of common
      shares outstanding. . . . . . . . .        3,104,188          3,075,848                3,102,998          3,075,348
    Common stock equivalents from options
      computed on the treasury-stock method
      using the higher of the average fair
      market value of common stock during
      the period or at the end of the
      period. . . . . . . . . . . . . . . .        163,454            167,832                  152,326            167,729
                                            ---------------    ---------------          ---------------    ---------------
    Shares used in the computation. . . . .      3,267,642          3,243,680                3,255,324          3,243,077
                                            ===============    ===============          ===============    ===============

  Fully diluted net income per share. . . .        $0.21              $0.14                    $0.39              $0.28
                                            ===============    ===============          ===============    ===============
